Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-185393), Form S-3 (No. 333-184764) and Forms S-8 (No. 333-181178, No. 333-106661, No. 333-106656, and No. 333-118853) of First BanCorp. of our report dated March 13, 2012 relating to the financial statements, which appears in this Form 10- K.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico

April 1, 2013